    EXHIBIT 31.4

CERTIFICATION

I, Toni M. Perazzo, certify that:

1. I have reviewed this report on Form 10-Q/A of AeroCentury Corp.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 4, 2011	By:	/s/ Toni M. Perazzo
Name: Toni M. Perazzo
Title: Chief Financial Officer